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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Blyth, Inc. (the "Company") on Form 10-K for the period ending January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert B. Goergen, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT B. GOERGEN Robert B. Goergen Chairman and Chief Executive Officer April 14, 2008

This certification is made solely for the purpose of 18 U.S.C. § 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002